                 [LETTERHEAD OF TECHNOLOGY SOLUTIUONS COMPANY]




- --------------------------------------------------------------------------------

                         TECHNOLOGY SOLUTIONS COMPANY
                      REPORTS FIRST QUARTER 1997 RESULTS

                TEN CONSECUTIVE QUARTERS OF INCREASED REVENUES;
              STRONG REVENUE GROWTH FROM INTERNATIONAL OPERATIONS


     CHICAGO September 24, 1996 -- Technology Solutions Company (TSC) (Nasdaq: TSCC) today announced fiscal 1997 first quarter revenues of $32.2 million for the period ended August 31, 1996, up 55 percent from the $20.7 million from the first quarter of fiscal 1996.

     Total company operating income for the fiscal 1997 first quarter was $3.1 million compared to $1.2 million in the fiscal 1996 first quarter. Total company net income for the first quarter was $2.1 million, up 84 percent from $1.2 million recorded for the year ago period. Earnings per share for the first quarter 1997 were $0.13 on 17.2 million shares and equivalent shares outstanding, compared with earnings per share of $0.08 on 15.8 million shares and equivalent shares outstanding in first quarter 1996. All per share figures reflect the three-for-two stock split effective July 1996.

     "This marks our tenth consecutive quarter of increased revenues," said
John T. Kohler, president and CEO of TSC. "Our strong revenue growth comes from our enterprise applications business and international operations as the company continues to expand its service offerings and geographic reach."

     TSC continues aggressive recruiting of talented professionals from multiple industries necessary to support the company's growth. TSC's total headcount is 719 employees worldwide up from 478 a year ago. The number of project managers increased to 88 from 72 on May 31, 1996.

                                     -more-

TSC's first quarter 97 results/add one

During the quarter, TSC managed 138 projects at 111 clients, including 39 new clients this quarter.

U.S. SUPPORTS SOLID GROWTH FOUNDATION
- -------------------------------------

     TSC's U.S.-based revenues were $27.2 million for the first quarter 1997. The company's domestic growth is primarily fueled by project work in enterprise applications and change and learning technologies, including computer based training and multimedia technologies. In addition, solid growth comes from the company's call center and customer service reengineering, electronic commerce, and financial services capabilities.

     "All TSC business units were ahead of plan," said Kohler. "Clearly, TSC's management strength and new business development activities have balanced our client mix, broadened our range of services, and generated new opportunities to support the dynamic nature of our business."

ROBUST INTERNATIONAL GROWTH
- ---------------------------

     Strong revenue growth was generated by the company's international operations in Latin America and Europe, Kohler added. The company's Latin American business is driven by the company's enterprise application solutions which supports large-scale implementation of third-party application software packages. TSC's European business is supported by the company's call center and customer relationship service offerings.

     TSC's international revenues for the first quarter 1997 represented 15 percent of TSC's total company revenues for the quarter (compared to no revenues recorded in the first quarter 1996). TSC continues to invest globally and expects to open additional international offices this year. The company worked in more than nine countries across multiple industries, including banking, telecommunications, and automotive.

                                 -more-

TSC's first quarter 97 results/add two

LEVERAGING THE COMPANY'S EXPERTISE
- -----------------------------------
     "Our focus on helping clients streamline their businesses while enhancing their relationships with customers, suppliers, and employees is proving to be a solid growth strategy for TSC," added Kohler. "This strategy draws on all our strengths. The company's recent acquisition of McLaughlin & Associates accelerated our entry into a new customer relationship-driven industry the telecommunications marketplace."

     TSC announced separately that it has launched a new practice area to support the telecommunications industry. James Carluccio, executive vice president of TSC, will spearhead this fast growing initiative. In fact, the company is managing large-scale projects at regional Bell operating companies, a Latin American-based long distance provider, and European telecommunications clients.

     "We see tremendous growth in this market as the telecommunications industry responds to the many challenges it faces with new legislation, heavy consumer demands, and increased competition," said Carluccio. "We will apply our management consulting and systems integration services, and call center and electronic commerce expertise to bring a full spectrum of solutions to emerging telecommunications challenges."

     Technology Solutions Company delivers business and technology consulting services that help clients transform customer relationships and improve operations. TSC partners with clients in a wide range of industries and has earned recognition as a leader in client/server solutions for supply chain management, call center and customer service reengineering, electronic commerce, financial services, and the integration of packaged software. The company has headquarters in Chicago with major offices throughout the U.S., Canada, Mexico, and the United Kingdom.

                                 # # #

The forward-looking statements included in this news release, which reflect management's best judgment based on factors currently known, involve risks and uncertainties including the successful completion of client projects and the development of new consulting services and geographic markets, the successful integration of the operations of Aspen Consultancy and McLaughlin & Associates, and other risks detailed from time to time in the company's SEC reports, including the Report on Form 10-K for the year ended May 31, 1996, and the annual report to shareholders. Actual results may vary materially.

                          TECHNOLOGY SOLUTIONS COMPANY

                       CONSOLIDATED STATEMENTS OF INCOME


                                            For the Quarter Ended
                                                  August 31,
                                          --------------------------
                                              1996          1995
                                          ------------  ------------
                                          (unaudited)   (unaudited)
REVENUES:
 Professional fees......................  $    31,815   $    20,732
 Software and hardware products.........          347           -
                                          -----------   -----------
                                               32,162        20,732
                                          -----------   -----------

COSTS AND  EXPENSES:
 Project personnel......................       16,077        10,063
 Other project expenses.................        4,793         2,503
 Cost of products sold..................           54           -
 Management and administrative support..        5,683         5,527
 Incentive compensation.................        2,404         1,398
                                          -----------   -----------
                                               29,011        19,491
                                          -----------   -----------

OPERATING INCOME........................        3,151         1,241

INVESTMENT INCOME.......................          463           467
                                          -----------   -----------

INCOME BEFORE INCOME TAXES.............         3,614         1,708

INCOME TAX PROVISION....................        1,489           553
                                          -----------   -----------

NET INCOME..............................  $     2,125   $     1,155
                                          ===========   ===========

EARNINGS PER COMMON SHARE...............  $      0.13   $      0.08
                                          ===========   ===========

WEIGHTED AVERAGE NUMBER OF
 COMMON AND COMMON EQUIVALENT
 SHARES OUTSTANDING.....................   17,199,783    15,808,403


                         TECHNOLOGY SOLUTIONS COMPANY
                          CONSOLIDATED BALANCE SHEETS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                    ASSETS

                                           August 31,   May 31,
                                             1996        1996
                                          -----------  ---------
                                          (unaudited)
CURRENT ASSETS:
  Cash and cash equivalents...............   $ 12,414   $ 12,990
  Marketable securities...................     13,574     11,580
  Receivables.............................     28,957     23,537
  Refundable income taxes.................      6,881      5,117
  Deferred income taxes...................      1,842      1,194
  Other current assets....................      6,679      6,166
                                             --------   --------
       Total current assets...............     70,347     60,584

COMPUTERS, FURNITURE AND EQUIPMENT, NET...      4,346      4,443

LONG-TERM INVESTMENTS.....................     14,074     17,140

COST IN EXCESS OF NET ASSETS OF ACQUIRED
 BUSINESSES AND OTHER INTANGIBLES.........      3,267      3,079

LONG-TERM RECEIVABLES AND OTHER...........      4,069      4,191
                                             --------    -------
       Total assets.......................   $ 96,103     89,437
                                             ========    =======

                     LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable........................   $  1,736    $ 1,344
  Accrued compensation and related costs        7,590     11,621
  Accrued legal costs.....................        791        953
  Capitalized lease obligations...........      2,390      2,616
  Deferred compensation...................      4,659      2,660
  Other current liabilities...............        895        214
                                             --------    -------
       Total current liabilities..........     18,061     19,408
                                             --------    -------
STOCKHOLDERS' EQUITY:
  Preferred stock, $.01 par value;
   shares authorized --10,000,000.........
  Common stock, $.01 par value; shares
   authorized -- 50,000,000...............        179        179
  Capital in excess of par value..........     53,949     50,344
  Retained earnings.......................     38,108     35,983
  Unrealized holding loss.................       (684)      (642)
                                             --------    -------
                                               91,552     85,864

  Less: Treasury stock, at cost               (13,510)   (15,835)
                                             --------    -------
     Total stockholders' equity...........     78,042     70,029
                                             --------    -------
     Total liabilities and
      stockholders' equity................   $ 96,103     89,437
                                             ========    =======